Exhibit 21.1

Subsidiaries of Talen Energy Corporation

The following is a list of the subsidiaries that Talen Energy Corporation will have immediately after the completion of the Transactions.

Name	Jurisdiction
BDW Corp.	Delaware
B-G Mechanical Contractors, Inc.	Massachusetts
B-G Mechanical Service, Inc.	Massachusetts
Brunner Island Services, LLC	Pennsylvania
Burns Mechanical, Inc.	Pennsylvania
Colstrip Comm Serv, LLC	Delaware
Elmsford Sheet Metal Works, Inc.	New York
Fred Williams, Inc.	Massachusetts
General Control Systems, Inc.	New York
H.T. Lyons Co.	Pennsylvania
H.T. Lyons, Inc.	Pennsylvania
Lady Jane Collieries, Inc.	Pennsylvania
Lower Mount Bethel Energy, LLC	Delaware
McCarl’s Inc.	Pennsylvania
McClure Company	Pennsylvania
Millenium Builders, Inc.	Connecticut
Montour Services, LLC	Pennsylvania
Pennsylvania Mines, LLC	Delaware
PPL Bell Bend Holdings, LLC	Delaware
PPL Bell Bend, LLC	Delaware
PPL Brunner Island, LLC	Delaware
PPL Energy Services Group, LLC	Delaware
PPL Energy Services Holdings, LLC	Delaware
PPL Energy Services Northeast, Inc.	Massachusetts
PPL EnergyPlus Retail, LLC	Delaware
PPL EnergyPlus, LLC	Pennsylvania
PPL Energy Supply, LLC	Delaware
PPL Generation Services, LLC	Delaware
PPL Generation, LLC	Delaware
PPL Holtwood, LLC	Delaware
PPL Interstate Energy Company	Delaware
PPL Investment Corporation	Delaware
PPL Ironwood Holdings, LLC	Delaware
PPL Ironwood LLC	Delaware
PPL Land Holdings, LLC	Pennsylvania
PPL Maine, LLC	Delaware
PPL Martins Creek, LLC	Delaware
PPL Montana Holdings, LLC	Delaware
PPL Montana, LLC	Delaware
PPL Montour, LLC	Delaware
PPL New Jersey Biogas, LLC	Delaware
PPL New Jersey Solar, LLC	Delaware
PPL Nuclear Development, LLC	Delaware
PPL Prescott, LLC	Delaware
PPL Renewable Energy, LLC	Delaware
PPL SavageALERT, Inc.	Connecticut
PPL Spectrum, Inc.	Pennsylvania
PPL Susquehanna, LLC	Delaware
PPL Treasure State, LLC	Delaware

Realty Company of Pennsylvania	Pennsylvania
Titan Mechanical Contractors, Inc.	Connecticut
Trystate Mechanical, Inc.	New York
RJS Power LLC	Delaware
Raven Power Generation Holdings LLC	Delaware
Raven Management MM Inc.	Delaware
Raven Power Group LLC	Delaware
Raven Power Finance LLC	Delaware
Raven Power Operating LLC	Delaware
Raven Power Marketing LLC	Delaware
Raven Power Fort Smallwood LLC	Delaware
Raven FS Property Holdings LLC	Delaware
H.A. Wagner LLC	Delaware
Brandon Shores LLC	Delaware
C.P. Crane LLC	Delaware
Raven Power Property LLC	Delaware
Raven Lot 15 LLC	Delaware
Form Armistead Road-Lot 15 Landfill, LLC	Delaware
Jade Power Generation Holdings LLC	Delaware
Topaz Power Holdings LLC	Delaware
Topaz Power Management II GP LLC	Delaware
Topaz Power Management II LP, LLC	Delaware
Topaz Power Property Management II, LP	Texas
Topaz Power Group GP II, LLC	Delaware
Topaz Power Group LP II, LLC	Delaware
C/R Topaz Holdings LLC	Delaware
Barney M. Davis, LP	Texas
Laredo WLE, LP	Texas
Nueces Bay WLE, LP	Texas
Sapphire Power Generation Holdings LLC	Delaware
MEG Yellow Pine, LLC	Delaware
MEG Generating Company, LLC	Delaware
Morris Energy Management Company, LLC	Delaware
Morris Energy Operations Company, LLC	Delaware
Sapphire Power Finance LLC	Delaware
Sapphire Power LLC	Delaware
Sapphire Power Marketing LLC	Delaware
Bayonne Plant Holding, L.L.C.	Delaware
Camden Plant Holding, L.L.C.	Delaware
Dartmouth Plant Holding, LLC	Delaware
Dartmouth Power Associates Limited Partnership	Massachusetts
Dartmouth Power Generation, L.L.C.	Delaware
Dartmouth Power Holding Company, L.L.C.	Delaware
Elmwood Energy Holdings, LLC	Delaware
Elmwood Park Power, LLC	Delaware
Liberty View Power, L.L.C.	Delaware
Newark Bay Cogeneration Partnership, L.P.	New Jersey
Newark Bay Holding Company, L.L.C.	Delaware
NBCP Urban Renewal Corporation	New Jersey
NBCP Urban Renewal Partnership	New Jersey
Pedricktown Cogeneration Company LP	New Jersey
Pedricktown Investment Company, LLC	Delaware
Pedricktown Management Company, LLC	Delaware
York Generation Company LLC	Delaware
York Plan Holding, LLC	Delaware